LEGAL EXECUTION VERSION

This FUNDS/PRODUCTS AGREEMENT is entered into with effect from 11 June 2018 among

PARTIES

(1)	FTSE INTERNATIONAL LIMITED a company incorporated and registered in England with company number 03108236 whose registered address is at 10 Paternoster Square, London. EC4M 7LS, United Kingdom (“FTSE”).

(2)	FTSE TMX GLOBAL DEBT CAPITAL MARKETS, INC. a corporation governed by the laws of the Province of Ontario, Canada, with offices at 70 York Street, Suite 1520, Toronto, ON M5J 1S9 (“FTSE TMX”);

(3)	FRANK RUSSELL COMPANY a Washington corporation, with offices at 1201 Third Avenue, Suite 2500, Seattle, Washington 98101 USA (“Russell”);

(4)	FTSE FIXED INCOME LLC, a Delaware corporation, with offices at 111 Wall Street. 14th Floor, New York, NY 10005 USA (“FTSE Fl”);

each referred to in this Funds/Products Agreement as a “Licensor” and collectively as the “Licensors”; and

(5)	LOCUS, LP, a limited partnership incorporated in Bermuda with registered address at 110 East 59th Street, New York, NY 10022 United States of America (the “Licensee”).

INTRODUCTION

(A)	The parties have entered into a framework agreement with an Effective Date of 11 June 2018 (the “Framework Agreement”) under which the Licensee and one or more of the Licensors may enter into further, separate Licence Agreements for the provision of particular services by the relevant Licensors to the Licensee.

(B)	This is a Funds/Products Agreement (as referred to In the Framework Agreement) which sets out the basis on which data and marks are supplied to Licensees for the purpose of their offering funds and financial products, under the terms of separate Order Forms to be entered into by the Licensee with the relevant Licensors in accordance with this Funds/Products Agreement.

AGREED TERMS

1.	Definitions and interpretation

1.1	Save as otherwise expressly set out in this Funds/Products Agreement, defined terms and rules of interpretation used in the Framework Agreement shall apply to this Funds/Products Agreement.

1.2	Subject to sub-clause 1.1, defined terms used in this Funds/Products Agreement are set out in schedule 1.

2.	Scope of this Funds/Products Agreement

2.1	Marks licensed under a Services Contract entered into under this Funds/Products Agreement are licensed for use only in relation to the:

LEGAL EXECUTION VERSION

(a)	Funds;

(b)	Products; or

(c)	Licensed ETFs;

specified in the relevant Order Form.

2.2	In relation to licences granted under an Order Form entered into under this Funds/Products Agreement, unless the contrary is stated, references to the “Index” or “Indices” and to “Marks” in this Funds/Products Agreement are only to those specified in such Order Form.

2.3	The grant of License in clauses 3, 4 and/or 5 and all other rights granted by Licensor under this Funds/Products Agreement are conditional upon Licensee (and its Affiliates, if applicable) first having entered into the applicable Data Agreement in respect or the supply of the Indices to the Licensee (and its Affiliates, if applicable). The supply by the Licensor to the Licensee of any Data referred to in this Funds/Products Agreement will be governed by the terms of the relevant Data Agreement. Provided that the Licensee (and its Affiliates, if applicable) is also a party to a Data Agreement, this Funds/Products Agreement shall constitute Licensor's consent with respect to the Licensee (and its Affiliates, if applicable) creating, issuing and operating the Licensed ETF. Licensed Fund or Licensed Product linked to the performance of the Data specified and licensed under a Data Agreement (which would otherwise constitute a breach of such Data Agreement).

3.	Funds Licences and Products Licences

3.1	Licences granted in relation to Funds or Products under a Services Contract entered into under this Funds/Products Agreement will be licences in relation to,

(a)	specific Funds in the relevant Territory (a “Funds Licence”), or

(b)	any one of

(i)	a single, specific Product issued by the Licensee in the relevant Territories (a “Single Product Licence”), or

(ii)	an unlimited number of Products issued and operated at the Sites, and marketed and promoted in the relevant Territories by the Licensee during the Initial Term or any Renewal Term (a “Multiple Product Licence”);

which will be referred to collectively as “Products Licences”

4.	ETF Licences

4.1	Licences granted in relation to ETFs under a Services Contract entered into under this Funds/Products Agreement will be licences in relation to:

(a)	specific ETFs; and

(b)	specific Exchanges on which the ETFs are to be listed.

in each case issued in the relevant Territories and will be referred to as “ETF Licences”

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5.	Grant of licence

Subject to the terms of this Funds/Products Agreement and to the terms of each relevant Order Form, the Licensor grants to the Licensee a non-exclusive, non-transferable licence as follows:

(a)	Funds licences and Products Licences are on the terms set out in schedule 2; and

(b)	ETF Licences are on the terms set out in schedule 3;

and the licences granted in each case are subject to all of the terms (including the restrictions and obligations on the part of the Licensee) in the relevant schedules and otherwise in this Funds/Products Agreement.

6.	Calculation or withdrawal of an Index

6.1	The Licensor may at any time stop calculating or publishing any Index. If Licensor intends to stop calculating or publishing any Index it will:

(a)	notify the Licensee at least 3 (three) months in advance other than where a shorter notice period is required due to the occurrence or existence of any of the circumstances or events referred to in clause 3 3 of the Framework Agreement; and

(b)	notify the Licensee whether and to what extent a replacement index will be available.

6.2	If a replacement index is not available, then the relevant Services Contract will terminate, without liability to the Licensor, when the calculation or publication of the Index stops (whichever occurs first). If a replacement index is available and the Licensee is notified of that fact by the licensor in accordance with clause 6.1(b), the Licensee will have 60 (sixty) days from the date of the notification to inform the Licensor of whether or not the Licensee elects to use such replacement index If:

(a)	the Licensee elects to accept the replacement index, then the relevant Services Contract will continue in effect but the Marks licensed under the Services Contract will, with effect from the end of the 60 (sixty) days, be those relating to the replacement index notified to the Licensee by Licensor; or

(b)	the Licensee elects not to use the replacement index or fails to notify Licensor or the Licensee’s decision within such sixty-day period, then with effect from the end of the 60 (sixty) days the relevant Services Contract will terminate without liability to the Licensor.

6.3	If the relevant Services Contract extends to more than one Licensed Product or licensed Fund and clause 6.2 applies, the termination of the Services Contract referred to in clause 6.2 shall only apply with respect to the licence of the Marks and the other rights and permissions granted by Licensor under such Services Contract with respect to the Index which the Licensor has stopped calculating or publishing.

6.4	The Licensor may, upon three (3) months' notice, amend the name of an Index or the relevant Marks. Upon expiration of such notice period any documents relating to each Licensed Product, Licensed Fund and/or Licensed ETF must refer to the amended Index name or Mark as notified by the Licensor to the Licensee.

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7.	Charges

7.1	Parties shall

(a)	comply with all of the terms as to Charges:

(i)	in schedule 2 (in relation to Funds Licences and Products Licences); and

(ii)	in schedule 3 (in relation to ETF Licences),

and otherwise in the relevant Services Contract.

7.2	Charges may be increased as set out

(a)	in schedule 2 (in relation to Funds Licences and Products Licences); and

(b)	in schedule 3 (in relation to ETF Licences),

or as otherwise expressly permitted by the relevant Services Contract.

8.	Warranty

The Licensee warrants that it will comply with all Securities Laws and maintain all applicable regulatory approvals and consents.

9.	Term and termination

9.1	Where a Services Contract

(a)	is for a Single Product Licence, the Services Contract will last for the life of the Licensed Product (and clause 10.2 of the Framework Agreement shall not apply (provided that such Licensed Product is for a Fixed Term), subject to earlier termination in accordance with any provision of the Services Contract other than clause 10.2 of the Framework Agreement.

(b)	is for more than one Licensed Fund. Licensed ETF or Licensed Product, either party may terminate the licence in respect of a single Licensed Fund or Licensed ETF or single licensed Product (as the case may be) in accordance with the terms of the Services Contract, and the relevant Services Contract shall remain in full force and effect in respect of the Licensed Funds or Licensed ETF or Licensed Product (as applicable) that have not been terminated, or

(c)	is for a Licensed ETF, subject to any express contrary provisions in schedule 3, if the Licensee fails to launch the Licensed ETF by the Launch Deadline as set out in the relevant Services Contract, the licence in respect of that Licensed ETF shall terminate automatically unless the parties agree otherwise in writing.

9.2	Licensor may terminate any or all Services Contracts entered into under this Funds/Products Agreement forthwith by notice to the Licensee if;

(a)	the Licensee breaches the warranty in clause 8;

(b)	the Licensee breaches the warranty in paragraph 4 or schedule 3;

(c)	the Licensee is convicted of any offence re’ating to.

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(i)	any Licensed Funds or Licensed Products; or

(ii)	any licensed ETFs or to the trading or issue of shares or units in them; or

(d)	the Licensee is found to be in material breach of any Securities Laws.

10.	Choice of law

Clause 17.12 (Governing law) of the Framework Agreement shall apply.

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By their signatures below, and in consideration of the mutual agreements set out herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Licensee and the Licensors each agree to be bound by the terms of this Funds/Products Agreement.

Signed for and on behalf of	Signed for and on behalf of
FTSE INTERNATIONAL LIMITED by:	FTSE TMX GLOBAL DEBT CAPITAL MARKETS, INC. by:

(signature)	(signature)

Tobias Webb
(print name)	(print name)

Managing Director, EMEA Information Services Sales
(position)	(position)

4 July 2018
(date)	(date)

Signed for and on behalf of	Signed for and on behalf of
FRANK RUSSELL COMPANY by	FTSE FIXED INCOME LLC by

(signature)	(signature)

Brian Rosenberg	Brian Rosenberg
(print name)	(print name)

Managing Director, North America Sales	Managing Director, North America Sales
Information Services Division	Information Services Division
(position)	(position)

04/25/18	04/25/18
(date)	(date)

Signed for and on behalf of
LOCUS, LP by

(signature)

Rory Riggs
(print name)

CEO
(position)

6/19/18
(date)

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By their signatures below, and in consideration of the mutual agreements set out herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Licensee and the Licensors each agree to be bound by the terms of this Funds/Products Agreement.

Signed for and on behalf of	Signed for and on behalf of
FTSE INTERNATIONAL LIMITED by:	FTSE TMX GLOBAL DEBT CAPITAL MARKETS, INC. by,

(signature)	(signature)

Jacqueline O’Flanagan FTSE/TMX
(print name)	(print name)

Vice President
(position)	(position)

June 26 2018
(date)	(date)

Signed for and on behalf of	Signed for and on behalf of

FRANK RUSSELL COMPANY by	FTSE FIXED INCOME LLC by:

(signature)	(signature)

Brian Rosenberg	Brian Rosenberg
(print name)	(print name)

Managing Director, North America Sales	Managing Director, North America Sales
Information Services Division	Information Services Division
(position)	(position)

04/25/18	04/25/18
(date)	(date)

Signed for and on behalf of
LOCUS, LP by

(signature)

Rory Riggs
(print name)

CEO
(position)

6/19/18
(date)

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SCHEDULE 1

DEFINITIONS AND INTERPRETATION

1.	Defined terms and Interpretation

1.1	In this Funds/Products Agreement, defined terms are as follows:

ETF Licence	defined in clause 4;
Funds Licence	defined in clause 3.1(a);
Launch Deadline	in relation to each Licensed ETF, the date specified as such in the relevant Order Form;
Multiple Product Licence	defined in clause 3.1(b)(ii);
In-Scope Multiple Product Licence	a Multiple Product Licence in respect of which the Order Form designates it as an In-Scope Multiple Product Licence;
In-Scope Single Product Licence	a Single Product Licence in respect of which the Order Form designates it as an In-Scope Single Product Licence;
Products Licence	defined in clause 3.1(b);
Single Product Licence	defined in clause 3.1(b)(i);

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SCHEDULE 2

FUNDS AND PRODUCT LICENCES

1.	Grant of licence

1.1	Subject to the terms of the Services Contract, the Licensor grants to the Licensee a non-exclusive, non-sublicensable, non-transferable licence to use the Marks in connection with:

(a)	at the Site(s) only:

(i)	the issue, and

(ii)	the operation, and

(b)	within the Territory

(i)	the marketing, and

(ii)	the promotion,

of the Licensed Funds and/or Licensed Products as specified in the relevant Order Form.

1.2	The Licensee may, in documents relating to Licensed Funds or Licensed Products (as applicable), include factual statements, graphs or diagrams referring to past performance of the relevant Indices, subject to the condition that

(a)	the Licensee exercises reasonable care and skill in doing so,

(b)	the Licensee makes sure that the contents of such documents are correct and accurate;

(c)	only an insubstantial amount of such past performance data is incorporated in such documents.; and

(d)	any such inclusion is for a purpose ancillary to the operation, marketing or promotion of the Licensed Funds and/or Licensed Products.

1.3	Subject to the terms of the relevant Services Contract, the Licensee may incorporate the name of the relevant Index or Mark within the name of a Licensed Product provided that, the positioning of the Index or Mark within the name of Licensed Product shall be subject to the prior approval of Licensor (such approval not to be unreasonably withheld or delayed) The Licensor and Licensee agree that (i) notwithstanding that the Marks and the Licensee trademark may be used together, the combined use of these two individual trademarks is not a unitary trademark or composite trademark, and neither the Licensor nor the Licensee shall seek to register, or cause or permit any other person or entity to register, such combination as a unitary or composite trademark, and (ii) any goodwill accruing from the use by either the Licensor or the Licensee of such marks will, in the case of the Marks, accrue solely to Licensor and, in the case of the Licensee trademark, accrue solely to Licensee.

2.	Multiple Product Licences

2.1	If the relevant Services Contract is in respect of a Multiple Product Licence, then the Licensed Products will be treated as including only any Product that is issued by the Licensee on or after the Commencement Date for such Services Contract and prior to:

One Contract Funds Products Agreement (17 October 2016)

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(a)	the Termination Date of the Services Contract; or

(b)	the date on which the Services Contract (or part of the Services Contract) relating to the relevant Data is terminated,

whichever is the earlier.

2.2	If the relevant Services Contract is in respect of a Multiple Product Licence, the grant of the licence in paragraph 1 of this schedule 2 is conditional upon the Licensee first having obtained the written approval of the Licensor prior to issuing, operating, marketing or promoting a Licensed Product.

3.	Restrictions on use

3.1	Unless otherwise provided in the relevant Services Contract, the Licensee may not use the Data or Marks (including the name of the relevant Indices) or any other index, data or mark owned or licensed by the licensor:

(a)	in connection with any other product or financial instrument other than the Licensed Products or Licensed Funds;

(b)	in any way ether than as expressly permitted in a Services Contract, including, without limitation, the:

(i)	copying, selling licencing, distributing, transmitting or duplicating to any third party in any form or by any means; and

(ii)	derivation, extraction, reproduction, distribution, redistribution, manipulation, re-utilisation, transition or otherwise commercial exploitation.

of the Data or Marks (including the name of the relevant Indices) or any other index, data or mark owned or licensed by the Licensor.

(c)	in a way that might cause confusion as to the person responsible for preparing or disseminating the Data;

(d)	in a way that suggests (expressly or otherwise) that Licensor, its licensors and/or Index Partners:

(i)	have given any approval, endorsement or consent to the issue of or the investment in either the (A) Licensed Products, or (B) Licensed Funds, or is otherwise connected to them in a way which may put Licensor in breach of Securities Laws; or

(ii)	have made any judgement about, or has expressed any opinion on, the Licensee or the Licensed Products or Licensed Funds.

(iii)	have given any investment advice in relation to the Indices, the Licensed Products or Licensed Funds or made any claim as to the suitability of the Indices for their use in connection with any Licensed Product or Licensed Funds;

(e)	as part of, or otherwise in relation to, any informational, advertising or promotional material which breaches Securities Laws:

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(f)	in a generic way or as part of its name or the name of any associated company;

(g)	to structure, issue, operate, market and/or promote any product, fund or financial instrument on behalf of a third party; or

(h)	in any other way not expressly permitted by the Services Contract.

3.2	If the relevant licence is for any index which forms part of the FTSE RAFI Index Series, the Licensee may not use the Indices or Marks in connection with the creation or management of a Managed Synthetic Product.

4.	Assistance and audit

4.1	In relation to a Services Contract in respect of a Product Licence, the Licensee shall provide the Licensor with the product term sheets for each Product issued under such Services Contract prior to the launch of such Product.

4.2	On conclusion of an audit carried out pursuant to clause 5 of the Framework Agreement Licensor shall deliver an audit report to Licensee. The Licensee shall ensure that the head of Licensee's compliance function (or where Licensee has no compliance function, a member of Licensee's senior management) shall approve the findings of any such audit report within 14 (fourteen) days of the date of such audit report (provided that any failure by such persons to approve such audit report, or approve an audit report within such time, shall not prejudice the Licensor's rights under any Services Contract).

5.	Charges

5.1	The Licensee shall pay the Charges in accordance with annex 1 to schedule 2 of this Funds/Products Agreement and the applicable Order Form.

5.2	The Licensor may vary the Charges on 3 (three) months' notice to the Licensee:

(a)	such variation to take effect from the start of the next Renewal Term of the relevant Services Contract, or

(b)	if the Licensee acquires another legal entity which consequentially increases the use of the Index and Marks as licensed under the relevant Services Contract, such variation to take effect from the end of the period of 3 months' notice;

subject to the Licensee's right of termination under clause 10.6 of the Framework Agreement.

5.3	Where an Affiliate(s) is specified in the relevant Order Form, the Charges shall apply with respect to, and the relevant details to be provided by Licensee pursuant to annex 2 to schedule 2 of this Funds/Products Agreement shall include, Licensed Products issued, operated, marketed or promoted by the Licensee and any such Affiliate(s).

5.4	Where Licensee is required to report the value of assets under management or Notional Value in respect or Licensed Funds and Licensed Products, and such values are in a currency other than the currency of the Charges the Licensee shall report such values in the currency of the applicable Licensed Fund or Licensed Product.

5.5	For the purposes or calculating and invoicing the Charges (including determining whether the Notional Value equals or exceeds any monetary threshold specified in an

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Order Form) the Licensor will use its currency conversion rates applicable at the time of issuing the invoice

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ANNEX 1 TO SCHEDULE 2

CHARGES

1.	Definitions

For the purposes only of this annex 1 to schedule 2, the following terms shall have the corresponding meanings;

1.1	Commencement Quarter means the period from (and excluding) the Commencement Date to (and including) the first Quarter Date.

1.2	Pro-rated Minimum Fee means the pro-rated amount of the relevant Minimum Fee calculated as, the Minimum Fee, multiplied by the number of days in the Commencement Quarter, divided by 365.

1.3	Quarterly Minimum Fee means the Minimum Fee divided by 4.

2.	Single Product Licence

2.1	In relation to a Single Product Licence that is not an In-Scope Single Product Licence, the Charges specified on the relevant Order Form are a one-off payment, payable up front in advance, and the Licensee shall only be liable to the Licensor for further fees where:

(a)	a basis point charge based upon the value of the Licensed Product is specified within the relevant Order Form; or

(b)	the Licensee issues additional tranches of the Licensed Product.

3.	In-Scope Single Product Licence

Timing and payment of Charges

3.1	In relation to an In-Scope Single Product Licence, the Charges specified on the relevant Order Form shall be determined in accordance with this paragraph 3 and are payable to the Licensor as follows:

(a)	any Charges which are specified on the applicable Order Form as being payable annually in advance, shall be paid by Licensee to the Licensor annually in advance; and

(b)	other than in respect of Charges for Licensed Products that are expressly indicated on the Order Form as payable annually in advance, the Charges for Licensed Products shall be paid by Licensee to the Licensor quarterly in arrears following each Quarter Date.

Provisions relating to Charges payable quarterly in arrears

3.2	In respect of each Quarter, the Licensee shall, no later than 15 (fifteen) days after each Quarter Date, provide to Licensor, in respect of each Index, the aggregate Notional Value of all Licensed Products linked to the performance of such Index, including Licensed Products which are:

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(a)	in existence as at a Quarter Date; and

(b)	have expired, closed or matured during such Quarter.

3.3	If any basket issue is linked to the performance of one or more of the Indices and one or more third party index (or other product), the Notional Value to be provided by Licensee pursuant to paragraph 3.2 above shall be the proportionate amount of that part of the Notional Value linked to the performance of such Index or Indices.

3.4	The details referred to in paragraphs 3.2 and/or 3.3 above, shall be provided by Licensee in the format set out in annex 2 to schedule 2 of this Funds/Products Agreement and sent to the following email address sales@ftserussell.com or such other email address as may be notified by Licensor (which may be notified by email), from time to time.

3.5	With respect to the Commencement Quarter, if the total amount of the Charges payable in respect of the Commencement Quarter:

(a)	is more than the Pro-rated Minimum Fee, the Licensee shall pay the Charges in respect of such Commencement Quarter and, to the extent that the Licensee has paid the applicable Minimum Fee in full in advance (if required by, and in accordance with, the relevant Services Contract), less an amount equal to the Pro-rated Minimum Fee; or

(b)	is less than the Pro-rated Minimum Fee, the Licensee shall pay the Pro-rated Minimum Fee in respect of the Commencement Quarter provided that to the extent the Licensee had paid the applicable Minimum Fee in full in advance (if required by, and in accordance with, the relevant Order Form) the Licensee shall not be obliged to make any further payment with respect to such Minimum Fee.

3.6	Following expiry of the Commencement Quarter, if the total amount of the Charges payable in respect of a Quarter:

(a)	more than the Quarterly Minimum Fee, the Licensee shall pay the Charges in respect of such Quarter and, to the extent that the Licensee has paid the applicable Minimum Fee in full in advance (if required by, and in accordance with, the relevant Services Contract), less an amount equal to the Quarterly Minimum Fee; or

(b)	less than the Quarterly Minimum Fee, the Licensee shall pay the Quarterly Minimum Fee in respect of such Quarter provided that to the extent the Licensee has paid the applicable Minimum Fee in full in advance (if required by, and in accordance with, the relevant Order Form) the Licensee shall not be obligated to make any further payment with respect to such Minimum Fee.

3.7	The Licensor shall invoice the Licensee for the Charges following receipt of the details provided to the Licensor under paragraphs 3.2 and/or 3.3. If Licensee fails to provide Licensor with the details set out in paragraphs 3.2 and/or 3.3 in respect of any Quarter, Licensor shall invoice Licensee an amount equal to the applicable Minimum Fee for that Quarter and Licensee shall pay such Minimum Fee (save to the extent that the Licensee has already paid the relevant Minimum Fee in full in advance if required by, and in accordance with, the relevant Order Form). The Licensee shall still be obliged to provide the details required pursuant to paragraphs 3.2 and/or 3.3 and when provided, the Licensor may invoice the Licensee for, and Licensee shall pay, the amount of any additional Charges that are due and payable in accordance with the terms of the relevant Product Licence, together with any interest on such excess in accordance with clause 5.4 of the Framework Agreement.

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4.	Multiple Product Licence

4.1	In relation to a Multiple Product Licence, the Charges specified on the relevant Order Form are payable to the Licensor annually in advance, unless expressly stated otherwise.

5.	Fund Licence

5.1	In relation to a Fund Licence:

(a)	Any up-front fees specified on the relevant Order Form shall be payable to the Licensor annually in advance and any fees that relate to the value of the assets under management specified on the relevant Order Form in respect of a Licensed Fund shall be payable to Licensor quarterly as set out in paragraph 5.1(c) below.

(b)	The Licensee must provide Licensor with:

(i)	details of the assets under management of each relevant Licensed Fund:

A.	as of the relevant Commencement Date, and

B.	as at the end of every month thereafter (to be provided no later than 15 (fifteen) days after the end of each month).

(ii)	calculations of the quarterly Charges payable (to be provided no later than 15 (fifteen) days after each Quarter Date); and

(iii)	notification of the launch of the Licensed Fund(s) (to be provided no later than 15 (fifteen) days after the Fund has been launched)

(c)	Upon receipt of the calculations set out at paragraph 6.1(b) above, the Licensor shall either:

(i)	invoice the Licensee with regard to the Charges; or

(ii)	invoice the Licensee for the Charges it believes to be due n the event that Licensor reasonably believes the calculations to be incomplete and/or inaccurate

6.	In-Scope Multiple Product Licence

Timing of payment of Charges

6.1	In relation to an In-Scope Multiple Product Licence, the Charges specified on the relevant Order Form shall be determined in accordance with this paragraph 6 and payable to the Licensor as follows:

(a)	any Charges which are specified on the applicable Order Form as being payable annually in advance, shall be paid by Licensee to the Licensor annually in advance.

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(b)	other than in respect of Charges for Licensed Products that are expressly indicated on the Order Form as payable annually in advance, the Charges for Licensed Products shall be paid by Licensee to the Licensor quarterly in arrears following each Quarter Date.

Provisions relating to Charges payable quarterly in arrears

6.2	In respect of each Quarter, the Licensee shall, no later than 15 (fifteen) days after each Quarter Date, provide to Licensor, in respect of each Index, the aggregate Notional Value of all Licensed Products linked to the performance of such Index, including Licensed Products which are:

(a)	in existence as at a Quarter Date; and

(b)	have expired, closed or matured during such Quarter

6.3	if any basket issue is linked to the performance of one or more of the Indices and one or more third party index (or other product), the Notional Value to be provided by Licensee pursuant to paragraph 6.2 above shall be the proportionate amount of that part of the Notional Value linked to the performance of such Index or Indices.

6.4	The details referred to in paragraphs 6.2 or 6.3 above, shall be provided by Licensee in the format set out in annex 2 to schedule 2 to this Funds/Products Agreement and sent to the following email address sales@ftserussell.com) or such other email address as may be notified by Licensor (which may be notified by email), from time to time.

6.5	With respect to the Commencement Quarter, if the total amount of the Charges payable in respect of the Commencement Quarter

(a)	is more than the Pro-rated Minimum Fee, the Licensee shall pay the Charges in respect of such Commencement Quarter and, to the extent that the Licensee has paid the applicable Minimum Fee in full in advance (if required by, and in accordance with, the relevant Services Contract), less an amount equal to the Pro-rated Minimum Fee,: or

(b)	is less than the Pro-rated Minimum Fee, the Licensee shall pay the Pro-rated Minimum Fee in respect of the Commencement Quarter provided that to the extent the Licensee had paid the applicable Minimum Fee in full in advance (if required by, and in accordance with, the relevant Order Form) the Licensee shall not be obliged to make any further payment with respect to such Minimum Fee.

6.6	Following expiry of the Commencement Quarter, if the total amount of the Charges payable in respect of a Quarter:

(a)	more than the Quarterly Minimum Fee, the Licensee shall pay the Charges in respect of such Quarter and, to the extent that the Licensee has paid the applicable Minimum Fee in full in advance (if required by, and in accordance with, the relevant Services Contract), less an amount equal to the Quarterly Minimum Fee; or

(b)	less than the Quarterly Minimum Fee, the Licensee shall pay the Quarterly Minimum Fee in respect of such Quarter provided that to the extent the Licensee has paid the applicable Minimum Fee in full in advance (if required by, and in accordance with, the relevant Order Form) the Licensee shall not be obligated to make any further payment with respect to such Minimum Fee.

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6.7	The Licensor shall invoice the Licensee for the Charges following receipt of the details provided to the Licensor under paragraphs 6.2 and/or 6.3. If Licensee fails to provide Licensor with the details set out in paragraphs 6.2 and/or 6.3 in respect of any Quarter, Licensor shall invoice Licensee an amount equal to the applicable Minimum Fee for that Quarter and Licensee shall pay such Minimum Fee (save to the extent that the Licensee has already paid the relevant Minimum Fee in full in advance if required by, and in accordance with, the relevant Order Form). The Licensee shall still be obliged to provide the details required pursuant to paragraph 6.3 and when provided, the Licensor may invoice the Licensee for, and Licensee shall pay, the amount of any additional Charges that are due and payable in accordance with the terms of the relevant Product Licence, together with any interest on such excess in accordance with clause 5.4 of the Framework Agreement.

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ANNEX 2 TO SCHEDULE 2

PRODUCT LICENCE FORM OF REPORT

Name of licensed index	Notional Value of all Licensed Products linked to the performance of the index (including those issued, operated, market or promoted by any Affiliates)

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SCHEDULE 3

ETF LICENCES

1.        Grant of licence

1.1	Subject to the terms of the relevant Services Contract, the Licensor grants to the Licensee a non-exclusive, non-transferable licence to use the Marks within the Territory in connection with:

(a)	the issue;

(b)	the operation;

(c)	the marketing; and

(d)	the promotion;

of the Licensed ETFs listed on the Exchanges as specified in the relevant Order Forms.

1.2	The Licensee must give the Licensor at least thirty (30) days written notice in advance prior to listing any Licensed ETF on the Exchanges.

1.3	The Licensee must not list the Licensed ETFs on any exchange other than the Exchanges (as set out in the relevant Order Form for Licensed ETF(s)) without the Licensor’s prior written consent, consent not to be unreasonably withheld.

1.4	Subject to the terms of the relevant Services Contract, the Licensee may incorporate the name of the relevant Index or Mark within the name of a Licensed ETF, provided that, the positioning of the Index or Mark within the name of a Licensed ETF shall be subject to the prior approval of Licensor (such approval not to be unreasonably withheld or delayed). The Licensor and Licensee agree that: (1) notwithstanding that the Marks and the Licensee trademark may be used together, the combined use of these two individual trademarks is not a unitary trademark or composite trademark, and neither the Licensor nor the Licensee shall seek to register, or cause or permit any other person or entity to register, such combination as a unitary or composite trademark and (ii) any goodwill accruing from the use by either the Licensor or the Licensee of such marks will, in the case of the Marks, accrue solely to Licensor and, in the case of the Licensee trademark, accrue solely to Licensee. In the event that the Licensee wishes to change or amend the name of a Licensed ETF, the Licensee shall provide Licensor with at least ten (10) days’ prior written notice of such name change (including the old and new names). Subject to the relevant Services Contract remaining in force, the Licensee shall always use the Mark in the name of the Licensed ETF.

1.5	The Licensee may, in documents relating to Licensed ETFs, include factual statements, graphs or diagrams referring to past performance of the relevant Indices, subject to the condition that:

(a)	the Licensee exercises reasonable care and skill in doing so,

(b)	the Licensee makes sure that the contents of such documents are correct and accurate; and

(c)	any such inclusion is for a purpose ancillary to the operation, marketing or promotion of the Licensed ETF.

LEGAL EXECUTION VERSION

1.6	The Licensee must submit the proposed name of any Licensed ETF for prior written approval from the Licensor on not less than 14 days’ prior notice.

2.	Restrictions on use

2.1	Unless otherwise provided in the relevant Services Contract, the Licensee may not use the Data or Marks or any other index, data or mark owned or licensed by the Licensor:

(a)	in connection with any product, or financial instrument other than the Licensed ETFs listed on the Exchanges;

(b)	in any way other than as expressly permitted in a Services Contract, including, without limitation, the:

(i)	copying, selling licencing, distributing, transmitting or duplicating to any third party in any form or by any means; and

(ii)	derivation, extraction, reproduction, distribution, redistribution, manipulation, re-utilisation, transition or otherwise commercial exploitation,

of the Data or Marks (including the name of the relevant Indices) or any other index, data or mark owned or licensed by the Licensor;

(c)	in connection with anything other than the issue, operation, marketing and promotion of ETF, Fund, Product or any fund security or financial instrument other than the Licensed ETFs;

(d)	in a way that might cause confusion as to the person responsible for preparing or disseminating the Data;

(e)	in a way that suggests (expressly or otherwise) that Licensor, its affiliates, its licensors and/or Index Partners:

(i)	have given any approval, endorsement or consent to the issue of or the investment in the Licensed ETFs, or is otherwise connected to them in a way which may put any of the Licensor, its affiliates, its licensors and/or Index Partners in breach of Securities Laws;

(ii)	have made any judgement about, or has expressed any opinion on, the Licensee or the Licensed ETFs; or

(iii)	have given any investment advice in relation to the Indices or the Licensed ETFs or made any claim as to the suitability of the Indices for its use in connection with any Licensed ETFs.

(f)	as part of, or otherwise in relation to, any informational, advertising or promotional material which breaches Securities Laws;

(g)	in a generic way or as part of its name or the name of any associated company;

(h)	to structure, issue, operate, market and/or promote any product, fund or financial instrument on behalf of a third party;

(i)	in any other way not expressly permitted by the relevant Services Contract.

LEGAL EXECUTION VERSION

2.2	The Licensee must always use the full name of each relevant Index and not an abbreviation. Any use of the Marks must comply with the Attribution Requirements Licensor may change the Attribution Requirements from time to time by giving the Licensee at least 3 (three) months’ notice. The Licensee will not be required to withdraw any literature or other material already published or in circulation prior to the date of the notice.

2.3	The Licensee may not use the Indices or Marks:

(a)	as part of, or otherwise in relation to, any informational, advertising or promotional material without first providing proof copies to Licensor and obtaining the consent of Licensor to the use concerned (and subject in any case to the Licensee complying with the Attribution Requirements), consent not to be unreasonably withheld. This restriction is subject to the following exceptions:

(i)	any registration statement, prospectus or other similar document issued in connection with the marketing of a Licensed ETF does not require the prior consent of Licensor provided that a copy is sent to the Licensor on publication or distribution (whichever occurs first); and

(ii)	any document issued or distributed solely to managers or dealers (or prospective managers or dealers) does not require Licensor's prior consent and a copy need not be sent to Licensor;

2.4	The Licensee agrees that with the intention of creating a proper market in the units or shares of the Licensed ETFs:

(a)	the Licensee shall comply with the warranty under clause 4 below; and

(b)	each Licensed ETF will be a pooled investment vehicle operated and managed by or on the Licensee's behalf which:

(i)	seeks to track the performance of an Index.

(ii)	is open to and targeted at both institutional and retail investors.

(iii)	has shares or other units of holding dealt in on an Exchange during normal exchange trading hours, in a manner similar to the trading of equity shares; and

(iv)	is available for redemptions periodically at the request of the investors or certain classes of them (whether or not subject to conditions).

2.5	The Licensee may not (whether by the Licensee itself or by any third party) create, operate and/or or license any financial product, index, or service linked to the Licensed ETFs other than those specified in the Order Form without Licensor’s prior written consent.

3.	Charges

3.1	The Licensee must provide Licensor with:

(a)	details of the assets under management of each relevant Licensed ETF as of:

(i)	the Commencement Date of the relevant Services Contract; and

LEGAL EXECUTION VERSION

(ii)	at the end of every month thereafter (to be provided no later than fifteen days after the end of each month).

(b)	calculations of the quarterly charges payable (to be provided no later than 15 (fifteen) days after each Quarter Date); and

(c)	notification of the launch of the Licensed ETF (to be provided no later than 15 (fifteen) days after the fund has been launched).

3.2	Upon receipt of the calculations set out at clause 3.1(b) above the Licensor shall either:

(a)	invoice the Licensee with regard to the Charges due within 30 (thirty) days; or

(b)	send an invoice for the Charges it believes to be due in the event that the Licensor reasonably believes the calculations to be incomplete and/or inaccurate.

3.3	The Licensor may vary the Charges at any lime provided it gives the Licensee not less than 3 (three) months' notice of its intention to do so. The new Charges will take effect from the end of the period of notice, subject to the Licensee's right of termination under clause 10.6 of the Framework Agreement.

4.        Warranty

The Licensee warrants that it will in relation to each Licensed ETF:

(a)	maintain all necessary regulatory capital, as required under relevant Securities Law; and

(b)	maintain all necessary regulatory approvals, consents and authorisations.

LEGAL EXECUTION VERSION

Contract number _____________________

ORDER FORM FOR LICENSED ETF(s)

This Order Form is entered into as of 11 June 2018 pursuant to the Funds/Products Agreement dated 11 June 2018 governed by the Framework Agreement with Effective Date of 11 June 2018 between.

(1)	FRANK RUSSELL COMPANY a Washington corporation, with offices at 1201 Third Avenue, Suite 2500, Seattle Washington 98101 US (the “Licensor”); and

(2)	LOCUS, LP, a limited partnership incorporated in Burmuda with registered address at 110 East 59th Street, New York NY 10022 USA (the “Licensee”).

ETF Licence Details:

Service start date
Licensed ETF	Marks	Index	Launch Deadline	Exchange, Site and/or Territory (where applicable)	Charges	Additional terms
Syntax Stratified 1000	Notwithstanding clause 1 4 of Schedule 3 of the Funds/Product Agreement, Licensee shall not use any Licensor Marks in the name of the Licensed ETF	Syntax Stratified 1000 Index	30 April 2019

Licensee shall provide written notice of the relevant Exchange to Licensor as soon as possible following execution, but no later than three months before the Launch Deadline

Territory US

Site: 110 East 59th Street, New York, NY 10022

From the Launch Date of Syntax Stratified 1000 Index, in respect of such Licensed ETF the Charges shall be a quarterly annual charge equivalent to the greater of                                     or                  of the total expenses ratio (“TER”) of the annual Management Fee during the quarter preceding each Quarter Date For the purposes of this Order Form, “Management Fee” shall mean the total annual fee charged by the investment manager for managing each Licensed ETF

Notwithstanding any cause to the contrary, the Charges shall be paid in accordance with the relevant terms set out in Schedule 3 of the Funds/Product Agreement dated 11 June 2018

For the purposes of this Order Form for Licensed ETF(s), the Licensee must include the disclaimer set out in Annex A to the Data Order Form dated 11 June 2018 in all materials relating to the Licensed ETF

1

LEGAL EXECUTION VERSION

Contract number _____________________

Syntax Stratified 2000	Syntax Stratified 2000 Index	30 April 2019	Licensee shall provide written notice of the relevant Exchange to Licensor as soon as possible following execution but, no later than three months before the Launch Deadline

Territory US

Site: 110 East 59th Street, New York, NY 10022

From the Launch Date of Syntax Stratified 2000 Index, in respect of such Licensed ETF the Charges shall be a quarterly annual charge equivalent to the greater of or of the total expense ratio (“TER”) of the annual Management Fee during the quarter preceding each Quarter Date For the purposes of this Order Form, “Management Fee” shall mean the total annual fee charged by the investment manager for managing each Licensed ETF

Notwithstanding any clause to the contrary, the Charges shall be paid in accordance with the relevant terms set out in Schedule 3 of the Funds/Product Agreement dated 11 June 2018

For the purposes of this Order Form for Licensed ETF (s), the Licensee must include the disclaimer set out in Annex A to the Data Order Form dated 11 June 2018 in all materials relating to the Licensed ETF

Syntax Stratified 3000	Syntax Stratified 3000 Index	30 April 2019

Licensee shall provide written notice of the relevant Exchange to Licensor as soon as possible following execution but no later than three months before the Launch Deadline.

Territory US

Site: 110 East 59th Street, New York, NY 10022

From the Launch Date of Syntax Stratified 3000 Index, in respect of such Licensed ETF the Charges shall be a quarterly annual charge equivalent to the greater of or of the total expense ratio (“TER”) of the annual Management Fee during the quarter preceding each Quarter Date For the purposes of this Order Form, “Management Fee” shall mean the total annual fee charged by the investment manager for managing each Licensed ETF

2

LEGAL EXECUTION VERSION

Contract number _____________________

Licensee contact details:

Address:	110 E 59th Street New York, NY 10022, United States of America
Contact person:	Jonathan Chandler
Title:
Telephone:	(914) 787-9026
Email:	jchandler@locus co

Licensee contact details for invoices:

Address:	110 E 59th Street New York, NY 10022, United States of America
Contact person:	Jonathan Chandler
Title:
Telephone:	(914) 787-9026
Email:	jchandler@locus co

If the contact details for invoices are not the details of the Licensee, please.

1	Insert here the name of the company to whom the invoices should be addressed

2	Attach a third party payment agreement authorising such company so make payment for the Licensee

Signed for and on behalf of	)	Signed for and on behalf of
FRANK RUSSELL COMPANY by	)	LOCUS, LP
	)	by

(signature)		(signature)
Brian Rosenberg		Rory Riggs
(print name)		(print name)
Managing Director, North America Sales		CEO
Information Services Division		(position)
(position)		6/19/18
04/25/18		(date)

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